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                                                                     Exhibit 4.9

                              SECOND AMENDMENT OF
                             THE RIGHTS AGREEMENT


This SECOND AMENDMENT OF THE RIGHTS AGREEMENT (the "Agreement") is entered into as of July 13, 1999, by and between Samsonite Corporation, a Delaware corporation (the "Company") and BankBoston, N.A., a national banking association (the "Rights Agent").

                                  BACKGROUND

WHEREAS, the Company and the Rights Agent are parties to the Rights Agreement, dated as of May 12, 1998, as amended on April 7, 1999 (the "Original Agreement");

WHEREAS, pursuant to Section 26 of the Original Agreement, the parties hereto have agreed to amend certain provisions of the Original Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and intending to be legally bound, the parties hereto agree that the Original Agreement is hereby amended as follows:

SECTION 1.  Defined Terms.  Capitalized terms used and not defined herein shall
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have the meanings assigned to such terms in the Original Agreement.

SECTION 2.  Amendments.  The parties hereto hereby consent and agree to amend
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the Original Agreement as follows:

(a) Section 1 of the Original Agreement is hereby amended by inserting the following at the end of Section (c) (iii) thereof:

Notwithstanding anything to the contrary herein, neither Apollo Investment Fund, L.P. (and its Affiliates and Associates) on the one hand, nor Artemis America Partnership (and its Affiliates and Associates) on the other hand, shall be deemed to beneficially own any securities held by the other party as a result of the Stockholders Agreement, dated as of July 13, 1999, by and among the Company, Apollo Investment Fund, L.P. and Artemis America Partnership (as if may be amended from time to time in accordance with the provisions thereof, the "Stockholders Agreement")."

(b)Section 1 of the Original Agreement is hereby amended by deleting paragraph
(g) in its entirety and inserting in lieu thereof the following:
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(g)  "Exempted Person" shall mean Apollo Advisors, L.P. and its Affiliates and
Associates and Artemis America Partnership and its Affiliates and Associates, so long as each of Apollo Advisors, L.P. and Artemis America Partnership, together with its respective Affiliates and Associates, shall not become the Beneficial Owner of shares of Common Stock then outstanding in excess of its Applicable Percentage; provided, however, that from and after such time as Apollo Advisors,
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L.P. or Artemis America Partnership, together with all of its respective
Affiliates and Associates, shall be the Beneficial Owner of shares of Common Stock then outstanding in excess of its respective Applicable Percentage, Apollo Advisors, L.P. or Artemis America Partnership, as the case may be, shall no longer be deemed an "Exempted Person". For purposes of the foregoing, with respect to Apollo Advisors, L.P., and its Affiliates and Associates, including Lion Advisors, L.P. (collectively, "Apollo"), (i) from and after the execution of the Investment Agreement, dated as of April 7, 1999, between the Company and Apollo Investment Fund, L.P. (the "Investment Agreement"), and prior to the Back-stop Closing (as such term is defined in the Investment Agreement), the term "Applicable Percentage" shall mean two percent (2%) plus the percentage of the outstanding shares of Common Stock beneficially owned by Apollo on the date hereof (treating for this purpose the shares to be purchased at the Back-stop Closing as not beneficially owned by Apollo) and (ii) after the Back-stop Closing, the term "Applicable Percentage" shall mean two percent (2%) plus the percentage of the outstanding shares of Common Stock beneficially owned by Apollo immediately after such closing; provided that Apollo's Applicable
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Percentage shall in no event be less than 34%.  For purposes of the foregoing, with respect to Artemis America Partnership ("Artemis"), the term "Applicable Percentage" shall mean two percent (2%) plus the quotient obtained by dividing
(A) the number of shares of Common Stock which, or the voting rights of which, Artemis or any of its Affiliates or Associates has the right to acquire, or acquires, at any time or which otherwise may be distributed to Artemis or to any of its Affiliates or Associates, in either case by reason of or pursuant to (x) the terms of the Investment Management Agreement between Artemis and Lion Advisors, L.P., dated as of June 29, 1990, as amended on April 30, 1999, with respect to the managed account, (y) the distribution of shares of Common Stock to the limited partners of Apollo Investment Fund I, L.P., or (z) the terms of the agreements, dated as of April 5, 1999, as amended on July 13, 1999, between Artemis America Partnership and Apollo Investment Fund, L.P., by (B) the number of shares of Common Stock outstanding at the time of any calculation to determine whether Artemis is an Acquiring Person. Notwithstanding anything to the contrary contained herein, a "group" (as determined pursuant to Rule 13d-5 of the General Rules and Regulations promulgated under the Exchange Act) consisting solely of Exempted Persons or of solely Exempted Persons and one or more transferees in a
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transaction to which Sections 3(i) (after giving effect to the proviso therein)
and 4 of the Stockholders Agreement apply (a "Section 3(i) Transferee") shall likewise be treated as an Exempted Person hereunder; provided that the foregoing
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shall not apply to a group which has beneficial ownership of shares of Common
Stock of a Section 3(i) Transferee not subject to the pro rata voting requirements of Section 4 of the Stockholders Agreement."

c) Section 7(a) of the Original Agreement is hereby amended by deleting the phrase "May 31, 2002" appearing in the seventh line from the end thereof and inserting in lieu thereof the phrase "May 31, 2007".

(d) Exhibits B and C of the Original Agreement are hereby amended by deleting all references to the phrase "May 31, 2002" appearing therein and inserting in lieu thereof the phrase "May 31, 2007".

Except as otherwise specified above, there is no amendment of any other term, condition or provision of the Original Agreement all of which are hereby ratified and confirmed by the Company.

SECTION 3.  Counterparts.  This Agreement (a) may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, (b) shall be effective only in this specific instance for the specific purpose set forth herein, and
(c) does not allow any other or further departure from the terms of the Original Agreement, which terms shall continue in full force and effect. All of such counterparts shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

SECTION 4.  Applicable Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
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IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO
THE CHOICE OF LAW PRINCIPLES THEREOF.
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IN WITNESS WHEREOF, this Agreement has been duly executed by each of the parties hereto as of the date first written above.


                                        SAMSONITE CORPORATION

                                        By: /s/Steve Armstrong
                                            ----------------------
                                            Name: Steve Armstrong
                                            Title: General Counsel


                                        BANKBOSTON, N.A.

                                        By: /s/Carol Mulvey-Eori
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                                            Name: Carol Mulvey-Eori
                                            Title: Administration Manager